UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

TILE SHOP HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	45-5538095 (IRS Employer Identification No.)

14000 Carlson Parkway Plymouth, Minnesota (Address of principal executive offices)	55441 (zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.0001 per share	The NASDAQ Stock Market LLC

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-182482

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered

A description of the common stock, par value $0.0001 per share (the “Common Stock”), of Tile Shop Holdings, Inc., a Delaware corporation (the “Registrant”) to be registered hereunder is set forth under the caption “Description of TS Holdings Securities” in the prospectus constituting part of the Registrant’s Registration Statement on Form S-4 (Registration No. 333-182482), initially filed with the United States Securities and Exchange Commission on July 2, 2012, as amended by any amendments to such Registration Statement, which description is incorporated herein by reference. The description of the Common Stock included in any form of prospectus filed by the Registrant pursuant to Section 424(b) of the Securities Act of 1933, as amended, shall also be deemed to be incorporated herein by reference.

Item 2. Exhibits

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TILE SHOP HOLDINGS, INC.

Date: August 8, 2012	By:	/s/ Robert A. Rucker
Name: Robert A. Rucker Title: Chief Executive Officer